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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to use in this Amendment No. 4 to Registration Statement No. 333-09897 of Gulfstream Aerospace Corporation on Form S-1 of our report dated February 2,1996 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 6, 1996 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
October 3, 1996